Exhibit 77Q1(b)

       WHEREAS, in April 2003, iShares Trust and iShares, Inc. \collectively, iShares Funds \ were granted exemptive relief from Section 12 \d\ \1\ of the Investment Company
Act of 1940, as amended \ 1940 Act \ by the Securities and Exchange Commission in the form of an order \ iShares
Order \;

       WHEAREAS, Munder Healthcare Fund, a series of
The Munder Framlington Funds Trust; Munder Future
Technology Fund, Munder Micro-Cap Equity Fund,
Munder NetNet Fund and Munder Power Plus Fund, each a series of The Munder Funds, Inc.; and Munder Balanced
Fund, Munder Bond Fund, Munder Emerging Markets
Fund, Munder Future Technology Fund, Munder Index 500
Fund, Munder Intermediate Bond Fund, Munder
International Bond Fund, Munder International Equity
Fund, Munder International Growth Fund, Munder Large-
Cap Value Fund, Munder Michigan Tax-Free Bond Fund,
Munder Micro-Cap Equity Fund, Munder MidCap Select
Fund, Munder Multi-Season Growth Fund, Munder NetNet
Fund, Munder Power Plus Fund, Munder Real Estate
Equity Investment Fund, Munder S&P MidCap Index
Equity Fund, Munder S&P Small Cap Index Equity Fund,
Munder Small Company Growth Fund, Munder Small-Cap
Value Fund, Munder Tax-Free Bond Fund, Munder Tax-
Free Short & Intermediate Bond Fund, and Munder U.S.
Government Income Fund, each a series of Munder Series
Trust, and The Munder @Vantage Fund  \together the
Investing Fund \s\ \ each may invest in shares of iShares
Funds from time to time;

	NOW, THEREFORE, BE IT RESOLVED, that the
Boards of Directors/Trustees, including a majority of the Directors/Trustees who are not interested persons as that term is defined in the 1940 Act \ Independent
Directors/Trustees \, hereby adopt Procedures for Compliance with the iShares Order \ Procedures \, in the form presented at this meeting; and further

       RESOLVED, that the Boards of Directors/Trustees, including a majority of the Independent Directors/Trustees, hereby direct Munder Capital Management and Framlington Overseas Investment Management Limited \ Advisers \ to: \i\ conduct the investment program for each of the Investing Funds in such a manner as to \a\ not cause any existing or potential investment by an Investing Fund in an iShares Fund to influence the terms of any services or transactions between the Investing Fund or an Investing
Fund Affiliate \as such term is defined in the iShares Order\ and the iShares Fund or an iShares Fund Affiliate
\as such term is defined in the iShares Order\, and \b\ assure that the Advisers have not taken into account any consideration received by the Investing Funds or Investing Fund Affiliates from an iShares Fund or an iShares Fund Affiliate in connection with any services or transactions; and \ii\ adopt the Procedures.